EXHIBIT 21.1

LIST OF SUBSIDIARIES

        1. iPCS Wireless, Inc.

        2. iPCS Equipment, Inc.

        3. Bright Personal Communications Services, LLC

        4. Horizon Personal Communications, Inc.